As filed with the U.S. Securities and Exchange Commission on September 02, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TJGC GROUP LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Unit F, 12/F

Kaiser Estate

Phase 1

41 Man Yue Street

Hunghom, Kowloon, Hong Kong

Tel: +852-3107-4887

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

At the address of the Company set forth above

(Name, address, and telephone number of agent for service)

With a Copy to:

Ningxin Sun, Esq.

Charles Wilson LLP

418 Broadway

Albany

New York, 12207

+852 9565 6373

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION	DATED September 02, 2026

PROSPECTUS

$100,000,000 of

Class A Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

TJGC Group Limited

This is an offering of securities of TJGC Group Limited, a British Virgin Islands holding company. We may, from time to time, in one or more offerings, offer and sell up to an aggregate of $100,000,000 class A ordinary shares of no par value (each, a “Class A Ordinary Share,” and, collectively, the “Class A Ordinary Shares”), debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. In this prospectus, references to the term “securities” refers, collectively, to our Class A Ordinary Shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of the securities offered. The prospectus supplement and any related free writing prospectus may add, update, or change information in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “TJGC.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market, or other securities exchange of the securities covered by the prospectus supplement. On August 31, 2026, the last reported sale price of our Class A Ordinary Shares as reported by the Nasdaq Capital Market was $10.08 per share.

As of August 31, 2026, the aggregate market value of outstanding Ordinary Shares held by non-affiliates, or public float, was approximately $80.4 million based on 7,976,688 outstanding Class A Ordinary Shares held by non-affiliates, and the last reported sale price of the Class A Ordinary Shares on the Nasdaq Capital Market on such date of $10.08 per share. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

We are both an “emerging growth company” and a “foreign private issuer” under applicable U.S. Securities and Exchange Commission rules and as such are eligible for reduced public company disclosure requirements. See sections titled “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer” for additional information.

Investing in our Class A Ordinary Shares involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 11 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F (the “2025 Annual Report”) and in the registration statement on Form F-1, as amended (Registration No. 333-294243), originally filed with the U.S. Securities and Exchange Commission on March 12, 2026 (the “Form F-1”), which are incorporated herein by reference. You should also review the risk factors in any other periodic reports incorporated herein by reference, and in any applicable prospectus supplement under the heading “Risk Factors.”

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Investors are cautioned that you are buying shares of a British Virgin Islands holding company with operating subsidiaries in Hong Kong.

We are a holding company incorporated in the British Virgin Islands with no material operations of our own. We conduct our operations through our Operating Subsidiaries, each a limited liability company incorporated in Hong Kong. We conduct substantially all of our operations in Hong Kong. Hong Kong is a special administrative region of the People’s Republic of China and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and constitutional document for Hong Kong, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”.

We are not, and our Operating Subsidiaries are not, a Chinese operating company. We directly hold 100% equity interests in the Operating Subsidiaries in Hong Kong, and as of the date of this prospectus, we do not have any entities in China and do not use a variable interest entity (“VIE”) structure.

Investors in this offering are not purchasing equity securities of CTRL Media. Instead, they are purchasing Class A Ordinary Shares of TJGC Group, a British Virgin Islands business company and the parent company of CTRL Media. Such a structure involves unique risks to investors in this offering. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. For a detailed description, see “Risk Factors — Risks Related to Our Corporate Structure” and “Risks Related To Doing Business In Hong Kong And Being Impacted From The PRC” in 2025 Annual Report.

To the extent cash or assets in the business is in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of you or your subsidiaries by the PRC government to transfer cash or assets. For a detailed description, see “Risk Factors — Risks Related to Our Ordinary Shares — To the extent cash or assets in the business is in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of you or your subsidiaries by the PRC government to transfer cash or assets” in 2025 Annual Report. The Company currently has no express cash management policies that dictate how such funds are transferred.

Although our clients are primarily from China and our advertising market is in Hong Kong, none of our business, operations or subsidiary are located in mainland China and the Company is not a Chinese operating company. Nor do we intend to set up any subsidiary in mainland China or enter into any contractual arrangements to establish a VIE structure in mainland China. Furthermore, none of our suppliers are in mainland China. Because substantially all of our operations are in Hong Kong, a special administrative region of China, our business is subject to the complex and rapidly evolving laws and regulations there.

The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. See “Risk Factors — Risks Related to Doing Business in Hong Kong and being impacted from the PRC. — Because substantially all of our operations are in Hong Kong, a special administrative region of China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.” in 2025 Annual Report.

Because the Basic Law, which is a national law of the PRC and constitutional document for Hong Kong, provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems,” we do not believe we or our subsidiary CTRL Media are subject to most PRC laws or regulations relating to overseas securities offerings. However, there may be prominent risks associated with our operations being in Hong Kong. There are also risks that the Chinese government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas, which could result in a material change in our operations or the value of our securities. If there is a significant change to current political arrangements between mainland China and Hong Kong, companies operated in Hong Kong may face similar regulatory risks as those operated in the PRC, including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment.

If there is a significant change to current political arrangements between mainland China and Hong Kong, companies operated in Hong Kong may face similar regulatory risks as those operated in the PRC, including material changes in the company’s operations or the value of the securities being registered for sale or could significantly limit or completely hinder the Company’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Any changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect our business, financial condition, and results of operations or could result in our inability to sustain our growth and expansion strategies. See “Risk Factors — Risks Related to Doing Business in Hong Kong and being impacted from the PRC. — Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.” in 2025 Annual Report.

As of the date of this prospectus, the Company and its Hong Kong subsidiary, (1) are not required to obtain permissions or approvals from any PRC national authorities to operate their businesses or to issue the Class A Ordinary Shares to foreign investors; and (2) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), including the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) effected on March 31, 2023, the Cyberspace Administration of China (the “CAC”), or any other entity that is required to approve our operations. Specifically, under the currently effective PRC laws and regulations, we are not required to seek approval from the CSRC or any other PRC governmental authorities for our overseas listing plan, nor have we received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. This conclusion is based on the fact that as of the date of this prospectus: (1) our Company’s Operating Subsidiaries are located in Hong Kong, (2) we and our Operating Subsidiaries have no operations in mainland China, and (3) pursuant to the Basic Law, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). However, in light of the recent statements and regulatory actions by the PRC government, such as those related to the extension of China’s oversight and control into Hong Kong, the promulgation of regulations prohibiting foreign ownership of Chinese companies operating in certain industries, which are constantly evolving, and anti-monopoly concerns, we may be subject to the risks of the uncertainty of any future actions of the PRC government in this regard. If it is determined in the future, however, that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, the offering will be delayed until we have obtained the relevant approvals. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If the approval was required while we inadvertently concluded that such approval was not required, or if any applicable laws and/or regulations or the interpretation of such laws and/or regulations were modified to require us to obtain the CSRC approval in the future but we failed to or unable to obtain such approval, we may face sanctions or other penalties by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations, limit our ability to pay dividends, limit our operations, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. See “Risk Factors — There remain some uncertainties as to whether we will be required to obtain approval from Chinese authorities to list on U.S. exchanges in the future, and if required, we cannot assure you that we will be able to obtain such approval.” in 2025 Annual Report.

Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2021. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The Holding Foreign Companies Accountable Act (“HFCAA”) enacted in December 2020, together with a recent joint statement by the United States Securities and Exchange Commission and the PCAOB, call for additional stringent criteria to be applied to emerging market companies by assessing the qualification of non-U.S. auditors who are not inspected by the PCAOB. The HFCAA provided that if the PCAOB cannot fully inspect or investigate an auditor for two consecutive years, securities of such companies will be prohibited from trading on any national securities exchange and in the over-the-counter market in the United States. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 (the “December 2021 Report”), which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. As an auditor of companies that are registered with the SEC and publicly traded in the U.S. and a firm registered with the PCAOB, our auditor, Kreit & Chiu CPA LLP, is required under the laws of the U.S. to undergo regular inspections by the PCAOB to assess their compliance with the laws of the U.S. and professional standards. Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections and PCAOB is able to inspect our auditor.

On August 26, 2022, the CSRC, the Ministry of Finance of China, and the PCAOB signed a protocol governing inspections and investigations of audit firms based in China and Hong Kong, which could prevent China-based, U.S.-listed firms from being delisted pursuant to the HFCAA. On December 15, 2022, the PCAOB issued a new Determination Report (the “2022 Determination Report”), which: (1) vacated the 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. Although the 2022 Determination Report reversed the conclusion of the 2021 Determination Report with respect to PCAOB’s ability to conduct inspections and investigations completely of the registered public accounting firms headquartered in mainland China and Hong Kong, the 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. If in the future the PCAOB determines that it no longer can inspect or investigate our auditor completely because of a position taken by authorities in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), and on December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from initial listing or trading on any U.S. stock exchanges or on OTC Markets if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before your securities may be prohibited from trading or delisted. The delisting, or the cessation of trading of our Class A Ordinary Shares, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. See “Risk Factors — Risks Related to Our Ordinary Shares — Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2021.” in 2025 Annual Report.

HK taxation and PRC impacts

As the Company is a holding company with no business operation, and its principal operating subsidiary is CTRL Media which operates in Hong Kong, payments of dividends from our Hong Kong subsidiary to us are not subject to any withholding tax in Hong Kong. See “Dividend Policy” in 2025 Annual Report for further details on our dividend policy. As of the date of this prospectus, the Company does not have any operations in the PRC. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions. See “Corporate History and Structure” and “Risks Related to Doing Business in Hong Kong and being impacted from the PRC” in 2025 Annual Report for additional details.

The Company is permitted under the laws of the British Virgin Islands to provide funding to our subsidiary CTRL Media through loans or capital contributions without restrictions on the amount of the funds. There are no restrictions or limitations under the laws of the British Virgin Islands on the Company’s ability to distribute earnings from its businesses, including subsidiaries, to the U.S. investors. CTRL Media is permitted under the laws of Hong Kong to provide funding to the Company through dividend distribution without restrictions on the amount of the funds. Both the Company and CTRL Media currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Neither the Company nor its subsidiary has any dividend payout policy, and each entity needs to comply with applicable law or regulations with respect to transfer of funds, dividends and distributions with other entities. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. On March 18, 2022, the board of directors of our Hong Kong subsidiary, CTRL Media, approved and declared dividends totaling HK$8,534,284. The dividend per share was HK$426.7. On May 2, 2023, the Company declared a dividend of HK$300 (US$38.33) per share, or an aggregate of HK$3,000,000 (US$383,341), to its shareholders of record as of March 31, 2023, and the dividend was settled on May 16, 2023. Other than that, there have been no transfers, dividends, or distributions between the holding company, and its subsidiaries, or to investors, as of the date of the prospectus. As of March 31, 2026 and 2025, the outstanding dividends payable are HK$ nil (US$ nil) and HK$ nil, respectively. For more information, please see our consolidated financial statements and related notes included elsewhere in the Report of Independent Registered Public Accounting Firm in Form F-1.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from CTRL Media. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by our Hong Kong subsidiary CTRL Media. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK$ into foreign currencies and the remittance of currencies out of Hong Kong. For more information, see “Dividend Policy”, “Risk Factors — Risks Related to Our Corporate Structure” and “Risks Related to Our Ordinary Shares” in 2025 Annual Report.

The information contained or incorporated in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2026.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total dollar amount of US$100,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the matters. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” before investing in any of the securities offered.

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. The information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated and except where the context otherwise requires, the following definitions are used in this prospectus:

“BVI” refers to the British Virgin Islands.

“BCA” is to the BVI Business Companies Act, Revised Edition 2020, as amended from time to time.

“China”, “PRC” or “Mainland China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus, Taiwan, Hong Kong and Macau.

“Class A Ordinary Shares” refers to our class A ordinary shares with no par value, carrying one vote per share.

“Class B Ordinary Shares” refers to our class B ordinary shares with no par value, carrying five votes per share.

“Company,” “we,” “us”, “our” and “TJGC” is to TJGC Group Limited, a BVI business company limited by shares and organized under the laws of the BVI with company number 2098532.

 “CTRL Media” is to CTRL Media Limited, a limited liability company organized under the laws of Hong Kong on June 6, 2014, and a wholly-owned subsidiary of the Company.

“CTRL Games” is to CTRL Games Limited, a limited liability company organized under the laws of Hong Kong on December 16, 2024, and a wholly-owned subsidiary of the Company.

“CTRL Solutions” is to CTRL Solutions Limited, a limited liability company organized under the laws of Hong Kong on December 16, 2024, and a wholly-owned subsidiary of the Company.

“Exchange Act” refer to the U.S. Securities Exchange Act of 1934, as amended.

“Harneys” refers to Harney Westwood & Riegels, our special BVI attorneys-at-law advising on this offering.

“HKD” refers to the legal currency of Hong Kong.

“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China.

“IPO” is to the Company’s initial public offering which was consummated on January 23, 2025.

“Memorandum and Articles of Association” refers to the current amended and restated memorandum and articles of association of the Company, filed on August 12, 2026 with the Registrar of Corporate Affairs in the British Virgin Islands.

“Ordinary Shares” refers to Class A Ordinary Shares and Class B Ordinary Shares.

“Operating Subsidiaries” refer to, collectively, CTRL Media Limited, CTRL Games Limited, and CTRL Solutions Limited, each a company incorporated under the laws of Hong Kong and a wholly-owned subsidiary of the Company.

“SEC” or “Securities and Exchange Commission” refers to the United States Securities and Exchange Commission.

“Tongjiang Group” is to Tongjiang Group Limited, a limited liability company organized under the laws of Hong Kong on September 19, 2025, and a wholly-owned subsidiary of the Company.

“U.S.”, “United States” or USA refers to the United States of America.

“U.S. dollars,” “USD,” “US$,” “$”, and “dollars” are to the legal currency of the United States.

“U.S. GAAP” are to generally accepted accounting principles in the United States.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Prospectus Summary

Our Corporate Structure

TJGC Group or the Company is a BVI business company limited by shares, incorporated in the BVI on May 13, 2022. It holds 100% of the outstanding equity in the Operating Subsidiaries companies, each of which is organized under the laws of Hong Kong.

On December 16, 2024, we formed CTRL Games Limited and CTRL Solutions Limited, our wholly-owned subsidiaries.

On September 19, 2025, we formed Tongjiang Group Limited, our wholly-owned subsidiary.

On November 11, 2025, we changed the name of the Company from “CTRL Group Limited” to “TJGC Group Limited”.

On October 31, 2025, the board of directors of the Company and holders of a majority of the issued and outstanding voting stock of the Company, acting by written consent in lieu of a meeting, in accordance with the applicable provisions of BVI law and the Company’s then effective memorandum and articles of association, approved a change of the name of the Company to “TJGC Group Limited”. The name change was approved by the Registrar of Corporate Affairs in the British Virgin Islands on November 11, 2025, and become effective that same day. The Company’s ordinary shares will continue to be listed and traded on the Nasdaq Capital Market under the current ticker symbol “MCTR”. The CUSIP number for the Company’s ordinary shares will remain unchanged.

On Wednesday, December 10, 2025, the Company changed the trading symbol for the Ordinary Shares to “TJGC”, formerly “MCTR.”

On January 19, 2026, we formed Horgos Gongchuang Huitong Technology Co., Ltd. (霍尔果斯共创汇通科技有限公司) (“Horgos Gongchuang Huitong”), an indirect wholly-owned subsidiary of the Company held through Tongjiang Group. On July 3, 2026, Horgos Gongchuang Huitong passed a resolution to dissolve the company and commence its deregistration and liquidation procedures. The statutory public notice period for the liquidation commenced on July 3, 2026, and concluded on August 17, 2026. On August 20, 2026, Horgos Gongchuang Huitong was formally deregistered and ceased to be a subsidiary of the Company.

As of the date of this prospectus, the Company has four (4) direct wholly-owned subsidiaries.

CTRL Media is a limited company incorporated on June 6, 2014. We also formed several new wholly-owned subsidiaries: CTRL Games Limited and CTRL Solutions Limited on December 16, 2024 and Tongjiang Group Limited on September 19, 2025. We conduct all of our operations through our Operating Subsidiaries. CTRL Media is an integrated marketing and advertising services provider in Hong Kong specializing in mobile games promotion for the local market. Through CTRL Media, the Company is engaging in the one-stop advertising services to customers in Hong Kong.

In 2025, we have started to explore new business opportunities through our newly-formed subsidiaries, CTRL Solutions, CTRL Games, and Tongjiang Group.

CTRL Solutions is and will be principally engaged in advertising consulting services. On February 14, 2025, CTRL Solutions entered into five (5) agreements with the same exhibition service provider, including four (4) Cooperative Agreements that amount to the total value of HK$15,292,500, and one (1) Exhibition Events Joint Investment Agreement having the value of HK$6,250,000. Pursuant to the Cooperative Agreements, the exhibition partner coordinated and organized five exhibitions in the year ending March 31, 2026. All five exhibitions have been completed as of March 31, 2026. We believe that collaboration with exhibition partners enhanced our marketing capabilities, such as by attracting more visitors and media coverage.

CTRL Games will be principally engaged in game publishing. On March 7, 2025, CTRL Games entered into a Game Development Agreement with a game service provider, to develop mobile games platform which amounted to US$2.1 million. Subsequently, on January 30, 2026, the parties entered into a supplemental agreement, pursuant to which they mutually agreed to reduce the total contract consideration under the Game Development Agreement to approximately US$1.9 million. In addition, on June 13, 2025, CTRL Games entered into an agreement with QMO Digital Co., Ltd, another vendor, for the development of a game membership platform webpage and a software development kit (SDK) with one-year technical maintenance and support. The aggregate contract value under the agreement is approximately US$500,000. We hope to become a mobile game operator after the game is successfully developed; however, there is no guarantee that the Company will develop a game which works and/or will be successful.

Tongjiang Group will be principally engaged in high-value-added consulting and international trade services to diversify the Company’s business portfolio and enhance its comprehensive service capabilities. The Company expects to expand into emerging markets (such as mainland China, Southeast Asia, and the Middle East) through internet technology services, internet sales and international trade, creating new growth areas for the Company.

The chart below illustrates our corporate structure and identifies our subsidiaries as of the date of this prospectus:

Name	Background	Ownership
CTRL Media Limited	- A Hong Kong company - Incorporated in June 2014 - Principally engaged in one-stop game advertising	100% owned by TJGC

CTRL Games Limited	- A Hong Kong company - Incorporated in December 2024 - Principally engaged in game publishing	100% owned by TJGC

CTRL Solutions Limited	- A Hong Kong company - Incorporated in December 2024 - Principally engaged in advertising consulting	100% owned by TJGC

Tongjiang Group Limited	- A Hong Kong company - Incorporated in September 2025 - Principally engaged in high-value-added consulting and international trade services	100% owned by TJGC

Our Reorganization

On January 6, 2023, the Company consummated a series of transactions with shareholders of CTRL Media (the “Reorganization”), resulting in TJGC Group becoming the sole owner and holding company of CTRL Media.

On January 6, 2023, Mr. Shum Tsz Cheung, as the legal and beneficial owner of 10,200 shares of CTRL Media (representing approximately 51% of the aggregate outstanding shares of CTRL Media), transferred 10,200 shares of CTRL Media to the Company for cash consideration of HK$1 (one Hong Kong Dollar). Mr. Shum is the holder and beneficial owner of 51% of the outstanding Shares of TJGC Group.

Also on January 6, 2023, Mr. Lam Kai Kwan, as the legal and beneficial owner of 7,600 shares of CTRL Media (representing 38% of the aggregate outstanding shares of CTRL Media), transferred 7,600 shares of CTRL Media to the Company for cash consideration of HK$1 (one Hong Kong Dollar). Mr. Lam is the holder and beneficial owner of 38% of the outstanding Shares of TJGC Group.

Also on January 6, 2023, Mr. Siu Chun Pong, as the legal and beneficial owner of 2,200 shares of CTRL Media (representing 11% of the aggregate outstanding shares of CTRL Media), transferred 2,200 shares of CTRL Media to the Company for cash consideration of HK$1 (One Hong Kong Dollar). Mr. Siu is the holder and beneficial owner of 11% of the aggregate outstanding Shares of TJGC Group.

Upon the completion of Reorganization detailed above, CTRL Media became the wholly-owned direct subsidiary of TJGC Group effective January 6, 2023.

April 2026 Registered Direct Offering

On April 15, 2026, the Company entered into securities purchase agreements with certain investors to issue and sell 15,000,000 no-par value ordinary shares in a best-efforts offering at a price of US$0.40 per share, generating aggregate gross proceeds of US$6,000,000. The offering was conducted under the Form F-1 registration statement (File No. 333-294243), which was declared effective by the SEC on the same date.

The Nasdaq closing price of our ordinary shares on April 14, 2026 was US$0.9399. This offering has no minimum share volume or gross proceeds requirement for closing. Eddid Securities USA Inc. served as the exclusive placement agent. Neither party established an escrow or trust account for investor funds, as the placement agent did not take possession of investor proceeds. The placement agent had no obligation to purchase the offered shares or secure a fixed transaction size.

As consideration for its services, the Company paid the placement agent a cash fee equal to 4% of the gross proceeds, or US$240,000, together with other customary compensation. The offering closed on April 16, 2026. Our ordinary shares are listed on the Nasdaq Capital Market under the ticker symbol “TJGC”.

Share Consolidation in May 2026

On May 6, 2026, the Board of Directors adopted a written resolution to approve a share consolidation. Pursuant to the resolution, every three (3) issued ordinary shares with no par value of the Company would be consolidated into one (1) ordinary share with no par value (the “Share Consolidation”). No fractional shares will be issued; any fractional entitlement resulting from the Share Consolidation would be rounded up to the next whole share. As a result, the Company’s issued ordinary shares were consolidated from 30,300,000 ordinary shares to 10,100,000 ordinary shares. After rounding up, the final number of issued ordinary shares became 10,100,023 ordinary shares, each carrying the rights and restrictions set forth in the memorandum and articles of association filed on November 11, 2025. The Company’s ordinary shares began trading on the Nasdaq Capital Market on a split-adjusted basis at the opening of market on May 26, 2026.

Change of Authorised Share Composition and Share Redesignations in August 2026

On August 7, 2026, the Shareholders of the Company at an adjourned extraordinary general meeting approved a change of the composition of the Company’s maximum number of authorised shares and related share redesignations, to take effect on a date and time to be determined by the Board of Directors (which shall not be later than August 31, 2026). Pursuant to the resolutions, the composition of the maximum number of shares the Company is authorised to issue was changed from an unlimited number of shares with no par value each divided into six classes of shares, comprising (i) ordinary shares of no par value, (ii) class A preferred shares of no par value, (iii) class B preferred shares of no par value, (iv) class C preferred shares of no par value, (v) class D preferred shares of no par value, and (vi) class E preferred shares of no par value, to an unlimited number of shares with no par value each divided into seven classes of shares, comprising Class A Ordinary Shares, Class B Ordinary Shares, (iii) class A preferred shares of no par value, (iv) class B preferred shares of no par value, (v) class C preferred shares of no par value, (vi) class D preferred shares of no par value, and (vii) class E preferred shares of no par value (the “Change of Authorised Share Composition”). Subject to and contemporaneously upon the Change of Authorised Share Composition taking effect, 476,667 issued ordinary shares of no par value registered in the name of Wei Jinchan were redesignated as 476,667 Class B Ordinary Shares credited as fully paid and the remaining 9,623,356 issued ordinary shares of no par value were redesignated as Class A Ordinary Shares credited as fully paid (the “Share Redesignations”), each carrying the rights and restrictions set forth in the Memorandum and Articles of Association. The Change of Authorised Share Composition and Share Redesignations were reflected with the Nasdaq Capital Market and in the marketplace at the open of business on August 12, 2026.

Transfers of Cash to and from Our Subsidiaries

The Company is a holding company incorporated in the BVI as a BVI business company with limited liability with no material operations of its own. The Company conducts its operations through its Operating Subsidiaries. The Company relies on CTRL Media to fund its cash requirements. The Company is also reliant on CTRL Media for cash to pay dividends and other distributions to its shareholders. On May 2, 2023, the Company declared a dividend of HK$300 (US$38.33) per share, or an aggregate of HK$3,000,000 (US$383,341), to its shareholders of record as of March 31, 2023, and the dividend was settled on May 16, 2023. Other than that, there have been no transfers, dividends, or distributions between the holding company, and its subsidiaries, or to investors, as of the date of the prospectus. To the extent cash or assets in the business is in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations by the PRC government on the ability of our subsidiaries to transfer cash or assets. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by our Hong Kong subsidiary CTRL Media. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK$ into foreign currencies and the remittance of currencies out of Hong Kong. Under the BVI law as currently in effect there is no tax applicable to the Company as the sole shareholder of CTRL Media on any dividends paid with respect to those shares. In addition, there are no foreign exchange controls or foreign exchange restrictions applicable to the Company under the laws of the BVI.

Business Overview

We are an integrated marketing and advertising services provider in Hong Kong specializing in mobile games promotion for the local market. We provide services to mobile game developers, principally developers of mobile gaming applications or “apps” that gamers download from the developers’ websites and applicable mobile operating systems, such as Apple Store or Android Google Play Store. The market for specialized mobile game advertising in Hong Kong is occupied by a few market players who compete with one another. Based on our knowledge and understanding of our market position, we consider ourselves a major player in the industry with a significant market share. Our prominent market share and proven track record are indicative of our audience reach and engagement, as well as our relevance to advertisers in our local markets.

Although our clients are primarily from China and our advertising market is in Hong Kong, none of our business, operations or subsidiaries are located in mainland China and the Company is not a Chinese operating company.

We provide one-stop advertising services to our clients throughout the entire advertising process, which comprises the planning, creating, launching, managing and performance monitoring of the advertisements. We set out advertising plans for clients based on their mobile games’ unique features and market profile, while making reference to the prevailing trend of the design of comparable advertisements. Based on the advertising plan, we develop the overall marketing concepts and ideas for promoting the mobile games and tailored our advertising campaign with innovative themes to capture the attention of the target audience and maximize the advertising exposure and volume of impressions.

We have our in-house design and production team to design, create, edit and produce the art and design of various kinds of advertisement materials in different designs, layouts and formats, which include principally digital content such as videos, animations and photographs. We directly involve ourselves in concept development, storyboard creation, script writing, casting, shooting, and post-production works. At times we also engage freelance talent for some of our shooting works. Alongside the provisioning of mainstream advertising services in the market, our other value-added services provided to our clients during the course of advertisement placement include the creative design of advertising themes and content; local adaption of advertising materials; social media management services; post-publication advertising performance monitoring; costume tailoring services for cosplay shows with mobile games’ fictional characters; and advisory on the latest market trend and fashion.

Because we have an in-depth understanding of the local market preferences, we are able to implement local adaption of advertising materials by endowing them with images and slang, etc., of local taste that appeals to our primary market in Hong Kong. This competitive advantage is especially relevant to advertisers from mainland China and overseas countries looking to explore our primary market in Hong Kong. For these clients outside of Hong Kong, we consummate the advertising process by autonomously administering the advertising plans and enhancing their operational efficacy for an offshore advertising campaign.

We principally make use of digital media such as online social media platforms, websites and search engines over the Internet to broadcast the advertising campaigns, for which we directly engage ourselves in the procurement of advertising space and advertisement placement with the digital media channels. We launch the advertising campaigns by deploying local media publishers of various advertising channels. We select the media publishers for advertisement placements based on the values they could contribute to the advertising chain according to their specific nature and functionalities to precisely reach the target audience of particular interests. We pay these media publishers and advertising agencies mainly based on advertising exposure frequency and behavioral parameters such as the number of clicks into the advertisement, which is indicative of the response made by the target audience to the advertisements.

In addition to the media publishers specializing in the advertising business, we also contract with YouTuber, KOL and local celebrities to film introductory gaming videos for broadcast in their personal blogs and social media platforms such as YouTube and Instagram to generate interest in their network of followers. We work with these social personalities principally on an ad-hoc basis and pay them mainly per-project patronage for their contribution. Besides these online means of broadcasting, we also make use of physical media such as podium platforms with transportation terminals and public venues to broadcast advertising campaigns. We also assist clients to plan and prepare their exhibition booths in the Animation-Comic-Game Hong Kong events and other offline marketing events such as cross-industry cooperation events to capture the target audiences, whereby we direct the event production from set-up to execution by gathering the design briefs from our clients and formulating interactive and innovative event concepts through a combination of performance, visual and audio effects in an event setting.

We gauge the effectiveness of advertising results mainly through the mobile game’s induced actual sales and other experiential parameters indicative of personal involvement from the target audience, such as activating or registering as the users of the mobile games. We believe our comprehensive mobile gaming advertising services contribute to the achievement of advertising results which satisfy our clients and help establish what we believe is our strong market position.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act. We had less than $1.235 billion in revenues during our last fiscal year and have not tripped any of the measures that would cause us to no longer qualify as an emerging growth company. As such, we may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

●	Being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	Not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	Reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of Ordinary Shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross billing exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

An emerging growth company may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period and acknowledge such election is irrevocable.

Implications of Being a Foreign Private Issuer

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material non-public information under Regulation FD.

Section 8103 of the National Defense Authorization Act for Fiscal Year 2026, named the “Holding Foreign Insiders Accountable Act” was signed into law on December 18, 2025, will require directors and officers of foreign private issuers to make insider reports under Section 16(a) of the Exchange Act, effective March 18, 2026. Directors and officers will remain exempt from the short swing profit rules of Section 16 of the Exchange Act.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a half-yearly basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Exchange. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

In addition, as a company incorporated under the laws of the British Virgin Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Listing Rules corporate governance listing standards. We have elected to follow home country practice in lieu of the requirements under Nasdaq Rule 5635(a), 5635(b), 5635(c), 5635(d), and 5620(a). We may in the future elect to follow additional home country practices in British Virgin Islands instead of those otherwise required under the applicable rules of Nasdaq for domestic U.S. issuers with regard to certain corporate governance matters.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report and in the registration statement on Form F-1.

Risks Related to Our Business and Industry (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors— Risks Related to Our Business and Industry” in the 2025 Annual Report)

●	Our independent registered public accounting firm’s auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern; (see the risk factor beginning on page 5 of the 2025 Annual Report)

●	The mobile gaming industry ecosystem is subject to rapid technological change, and if we do not adapt to and appropriately allocate our resources amongst the emerging technologies and business models, our business, financial condition, and results of operations could be adversely affected; (see the risk factor beginning on page 5 of the 2025 Annual Report)

●	We are operating in the highly competitive online marketing and advertising service industry requiring few capital investments that could exert an entry barrier, and we may not be able to compete successfully against existing or new competitors, which could reduce our market share and adversely affect our competitive position and financial performance;(see the risk factor beginning on page 5 of the 2025 Annual Report)

●	Our business revenue is substantially project-based and non-recurring in nature, and our future business depends on our continuous ability to secure upcoming advertising projects from our clients; (see the risk factor beginning on page 6 of the 2025 Annual Report)

●	New developments in PRC laws and regulations regarding the use of mobile games and their export and marketing in Hong Kong, and the potential breach of such rules and regulations may adversely affect our business, financial condition and operating results; (see the risk factor beginning on page 6 of the 2025 Annual Report)

●	Our future growth may involve expansion into new and overseas business opportunities, and any efforts to do so that are unsuccessful or are not cost-effective could adversely affect our business, financial condition, and results of operations; (see the risk factor beginning on page 6 of the 2025 Annual Report)

●	We are highly dependent on our founders and senior management team. If we lose key members of our senior management team, our business could be disrupted, and our financial performance could suffer; (see the risk factor beginning on page 7 of the 2025 Annual Report)

●	Unauthorized use of our trade secrets by third parties, and the expenses incurred in protecting our trade secrets, may adversely affect our business; (see the risk factor beginning on page 7 of the 2025 Annual Report)

●	We have engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have an adverse effect on our business and results of operations; (see the risk factor beginning on page 8 of the 2025 Annual Report)

●	As a media company that relies on internet advertisements and third-party internet products and services, we are inherently exposed to cybersecurity risks arising from our partnerships with vendors; (see the risk factor beginning on page 8 of the 2025 Annual Report)

●	We may not be successful in developing games by outsourcing; (see the risk factor beginning on page 9 of the 2025 Annual Report)

●	Our new games may not be commercially successful and we may not be able to attract new players; (see the risk factor beginning on page 9 of the 2025 Annual Report)

●	We may not be successful in holding exhibitions or marketing events. (see the risk factor beginning on page 9 of the 2025 Annual Report)

Risks Related to Our Corporate Structure (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors— Risks Related to Our Corporate Structure” in the 2025 Annual Report)

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under the BVI law; (see the risk factor beginning on page 9 of the 2025 Annual Report)

●	You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders; (see the risk factor beginning on page 10 of the 2025 Annual Report)

●	Certain judgments obtained against us by our shareholders may not be enforceable;(see the risk factor beginning on page 10 of the 2025 Annual Report)

Risks Related to Doing Business in Hong Kong and being impacted from the PRC (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in Hong Kong and being impacted from the PRC” in the 2025 Annual Report)

●	We are subject to risks arising from the legal system in Hong Kong and China, including risks and uncertainties regarding the enforcement of laws and that rules and regulations in Hong Kong and China can change quickly with little or no advance notice. There is also a risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in Hong Kong or PRC-based issuers, which could result in a material change in our operations and/or the value of our securities; (see the risk factor beginning on page 11 of the 2025 Annual Report)

●	Our operations are based in Hong Kong. Accordingly, our business operation and financial conditions will be affected by the political and legal developments in Hong Kong; (see the risk factor beginning on page 11 of the 2025 Annual Report)

●	Because substantially all our operations are in Hong Kong, a special administrative region of China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares; (see the risk factor beginning on page 13 of the 2025 Annual Report)

●	Due to the long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. The PRC government may also intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain; (see the risk factor beginning on page 13 of the 2025 Annual Report)

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations; (see the risk factor beginning on page 14 of the 2025 Annual Report)

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the Annual Report based on foreign laws; (see the risk factor beginning on page 11 of the 2025 Annual Report)

●	Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment; (see the risk factor beginning on page 15 of the 2025 Annual Report)

●	U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in Hong Kong; (see the risk factor beginning on page 15 of the 2025 Annual Report)

●	The Company’s proposed expansion into the Taiwan market may pose heightened risks due to the unstable political and business tension between China, Taiwan, and other countries such as the U.S; (see the risk factor beginning on page 15 of the 2025 Annual Report)

●	Although the audit report included in this Annual Report is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our Shares may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which became law on December 29, 2022 and amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduces the time before our Shares may be prohibited from trading or delisted; (see the risk factor beginning on page 15 of the 2025 Annual Report)

●

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably; (see the risk factor beginning on page 17 of the 2025 Annual Report)

●	We could be subject to the Trial Administrative Measures, and, if required, we cannot assure you that we will be able to complete the Trial Administrative Measures procedures on time or at all; (see the risk factor beginning on page 18 of the 2025 Annual Report)

●	There remain some uncertainties as to whether we will be required to obtain approval from Chinese authorities to list on U.S. exchanges in the future, and if required, we cannot assure you that we will be able to obtain such approval. (see the risk factor beginning on page 18 of the 2025 Annual Report)

Risks Related to Our Ordinary Shares (for a more detailed discussion, see “Risk Factors — Risks Related to our Ordinary shares” in the 2025 Annual Report)

●	The global economic and geo-political conditions have been and continue to be challenging and have had, and may continue to have, an adverse effect on the financial markets and the economy in general, which has had, and may continue to have, a material adverse effect on our business, financial performance and results of operations and the prices of our Ordinary Shares;(see the risk factor beginning on page 19 of the 2025 Annual Report)

●	Prior to the completion of our IPO in January 2025 and the initial listing on Nasdaq Capital Market, there has been no public market for our Ordinary Shares. You may not be able to resell the Ordinary Shares at or above the price you paid, or at all; (see the risk factor beginning on page 19 of the 2025 Annual Report)

●	The market price for the Ordinary Shares may be volatile; (see the risk factor beginning on page 20 of the 2025 Annual Report)

●	If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the Ordinary Shares, the market price for the Ordinary Shares and trading volume could decline; (see the risk factor beginning on page 21 of the 2025 Annual Report)

●	Certain recent IPOs of companies with relatively small public floats comparable to our public float have experienced extreme volatility that was seemingly unrelated to the actual or expected operating performance and financial condition or prospects of the respective company. Our Ordinary Shares may potentially experience rapid and substantial price volatility, which may make it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares; (see the risk factor beginning on page 21 of the 2025 Annual Report)

●	We may be classified as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our Ordinary Shares; (see the risk factor beginning on page 21 of the 2025 Annual Report)

●	To the extent cash or assets in the business is in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of you or your subsidiaries by the PRC government to transfer cash or assets; (see the risk factor beginning on page 22 of the 2025 Annual Report)

●	We may need additional capital and may sell Ordinary Shares or other equity securities or incur indebtedness, which could result in additional dilution to our shareholders or increase our debt service obligations; (see the risk factor beginning on page 22 of the 2025 Annual Report)

●	Certain existing shareholders have substantial influence over and their interests may not be aligned with the interests of our other shareholders; (see the risk factor beginning on page 22 of the 2025 Annual Report)

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements; (see the risk factor beginning on page 23 of the 2025 Annual Report)

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies; (see the risk factor beginning on page 23 of the 2025 Annual Report)

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses; (see the risk factor beginning on page 24 of the 2025 Annual Report)

●	There is less publicly available information concerning the Company than there is for issuers that are not foreign private issuers because the Company is considered a foreign private issuer and is exempt from a number of rules under the Exchange Act, and is permitted to file less information with the SEC than issuers that are not foreign private issuers. (see the risk factor beginning on page 24 of the 2025 Annual Report)

●	Nasdaq has proposed new listing rules that, if adopted, could result in the suspension of trading and delisting of our securities if we fail to maintain a minimum market value of listed securities. (see the risk factor beginning on page 25 of the 2025 Annual Report)

●	We will incur increased costs as a result of being a public company; (see the risk factor beginning on page 25 of the 2025 Annual Report)

●	If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired; (see the risk factor beginning on page 26 of the 2025 Annual Report)

●	Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2021. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. (see the risk factor beginning on page 26 of the 2025 Annual Report)

HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT

We may allocate the net proceeds from this offering in ways that differ from the estimates discussed in the section titled “Use of Proceeds” and with which you may not agree.

The HFCAA was enacted on December 18, 2020. The HFCAA states that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two years.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA, which took effect on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB HFCAA determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in the PRC and dependency of the PRC, because of a position taken by one or more authorities in the PRC. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor, Kreit & Chiu CPA LLP is headquartered in New York, New York, and is not subject to the PCAOB determination.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the CSRC and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in the PRC, as required under U.S. law. The Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCAA may result in the PCAOB reaffirming, modifying or vacating the determination.

On December 15, 2022, PCAOB announced that it was able to secure complete access to inspect and investigate audit firms in the PRC for the first time in history, and released the 2022 HFCAA Determination Report (the “Report”). The Report states that PCAOB (1) is able to select engagements, audit areas, and potential violations to be reviewed or investigated; (2) has timely access to, and the ability to retain and use, any document or information that PCAOB considers relevant to an inspection or investigation; and (3) is able to conduct inspections and investigations in a manner consistent with the provisions of HFCAA and the rules of PCAOB, as interpreted and applied by PCAOB. The Report concludes that, consistent with the HFCAA, PCAOB is able to inspect and investigate completely firms headquartered in the PRC and Hong Kong. However, the PCAOB didn’t exclude the possibility of losing complete access again and made clear that, if in the future it determines it no longer can inspect or investigate completely because of a position taken by any PRC authorities, it will act expeditiously according to the HFCAA.

Our auditor, Kreit & Chiu CPA LLP, the independent registered public accounting firm that issues the audit report included in this prospectus, as a firm headquartered in New York, New York, and registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Kreit & Chiu CPA LLP’s first triannual inspection by the PCAOB was completed in August 2025. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations. However, the recent developments would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would not apply additional and\or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, the adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected.

REGULATORY APPROVAL OF THE PRC

Permission Required from Hong Kong and PRC Authorities

As of the date of this prospectus, neither we nor our subsidiaries in Hong Kong are required to obtain any permission or approval from the Hong Kong authorities to operate our business or issue our Class A Ordinary Shares to foreign investors. We are also not required to obtain permissions or approvals from any PRC authorities before listing in the U.S. and to issue our Class A Ordinary Shares to foreign investors, including the CSRC or the CAC.

Based on management’s internal assessment that the Company and its subsidiaries currently have no material operations in the Mainland China, as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities, including the CSRC or the CAC, before listing in the U.S. and to issue our Class A Ordinary Shares to foreign investors because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Company operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that our Operating Subsidiaries are not required to obtain any permissions or approvals from any PRC authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authority. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer Class A Ordinary Shares to investors and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Risk Factors — Risks Related to Doing Business in Hong Kong and being impacted from the PRC — We are subject to risks arising from the legal system in Hong Kong and China, including risks and uncertainties regarding the enforcement of laws and that rules and regulations in Hong Kong and China can change quickly with little or no advance notice. There is also a risk that the Chinese government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas and/or foreign investment in Hong Kong or PRC-based issuers, which could result in a material change in our operations and/or the value of our securities.” beginning on page 11 of the 2025 Annual Report.

RECENT REGULATORY DEVELOPMENT IN MAINLAND CHINA

Because the Basic Law, which is a national law of the PRC and constitutional document for Hong Kong, provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems,” we do not believe we or our Operating Subsidiaries are subject to most PRC laws or regulations relating to overseas securities offerings. However, there may be prominent risks associated with our operations being in Hong Kong. There are also risks that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas, which could result in a material change in our operations or the value of our securities. If there is a significant change to current political arrangements between mainland China and Hong Kong, companies operated in Hong Kong may face similar regulatory risks as those operated in the PRC, including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business, or accept foreign investment. If we become subject to PRC laws and/or regulations by Chinese authorities, it could result in significant expenses to ensure compliance, including but not limited to the applying and obtaining of permissions and approvals that may be required by the applicable PRC laws from time to time. In case of any failure of compliance with the applicable PRC laws, the Company may be subject to potential fines, withdrawal of permissions or approvals and/or other penalties under the applicable PRC laws, which may result in a decrease in the value of our securities, the possible delisting of our securities, the inability to offer investments to foreign investors, or even the cessation of our current business operations.

As of the date of this prospectus, the Company and its Hong Kong subsidiary, (1) are not required to obtain permissions or approvals from any PRC national authorities to operate their businesses or to issue the Ordinary Shares to foreign investors; and (2) are not subject to permission requirements from the CSRC, including the Overseas Listing Trial Measures, the CAC, or any other entity that is required to approve our operations. Specifically, under the currently effective PRC laws and regulations, we are not required to seek approval from the CSRC or any other PRC governmental authorities for our overseas listing plan, nor have we received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. This conclusion is based on the fact that as of the date of this prospectus: (1) our Company’s Operating Subsidiaries are located in Hong Kong, (2) we and our Operating Subsidiaries have no operations in mainland China, and (3) pursuant to the Basic Law, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). However, in light of the recent statements and regulatory actions by the PRC government, such as those related to the extension of China’s oversight and control into Hong Kong, the promulgation of regulations prohibiting foreign ownership of Chinese companies operating in certain industries, which are constantly evolving, and anti-monopoly concerns, we may be subject to the risks of the uncertainty of any future actions of the PRC government in this regard. If it is determined in the future, however, that the approval of the CSRC, the CAC, or any other regulatory authority is required for this offering, the offering will be delayed until we have obtained the relevant approvals. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If the approval was required while we inadvertently concluded that such approval was not required or if any applicable laws and/or regulations or the interpretation of such laws and/or regulations were modified to require us to obtain the CSRC approval in the future but we failed to or unable to obtain such approval, we may face sanctions or other penalties by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations, limit our ability to pay dividends, limit our operations, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. See “Risk Factors — There remain some uncertainties as to whether we will be required to obtain approval from Chinese authorities to list on U.S. exchanges in the future, and if required, we cannot assure you that we will be able to obtain such approval.” on page 18 of the 2025 Annual Report.

Recent PCAOB Developments

On December 16, 2021, PCAOB announced the PCAOB HFCAA determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in the PRC and dependency of the PRC, because of a position taken by one or more authorities in the PRC. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor, Kreit & Chiu CPA LLP is headquartered in New York, New York, and is not subject to the PCAOB determination.

Our auditor, Kreit & Chiu CPA LLP, the independent registered public accounting firm that issues the audit report included in this prospectus, as a firm headquartered in New York, New York, and registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Kreit & Chiu CPA LLP’s first triannual inspection by the PCAOB was completed in August 2025. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations. However, the recent developments would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would not apply additional and\or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, the adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the CSRC and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in the PRC, as required under U.S. law. The Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCAA may result in the PCAOB reaffirming, modifying or vacating the determination.

On December 15, 2022, PCAOB announced that it was able to secure complete access to inspect and investigate audit firms in the PRC for the first time in history, and released the 2022 HFCAA Determination Report (the “Report”). The Report states that PCAOB (1) is able to select engagements, audit areas, and potential violations to be reviewed or investigated; (2) has timely access to, and the ability to retain and use, any document or information that PCAOB considers relevant to an inspection or investigation; and (3) is able to conduct inspections and investigations in a manner consistent with the provisions of HFCAA and the rules of PCAOB, as interpreted and applied by PCAOB. The Report concludes that, consistent with the HFCAA, PCAOB is able to inspect and investigate completely firms headquartered in the PRC and Hong Kong. However, the PCAOB didn’t exclude the possibility of losing complete access again and made clear that, if in the future it determines it no longer can inspect or investigate completely because of a position taken by any PRC authorities, it will act expeditiously according to the HFCAA.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is also actively assessing how best to implement other requirements of the HFCAA, including the identification process and the trading prohibition requirements, and is preparing a consolidated proposal for the rules regarding the implementation of the HFCAA and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation, in addition to the requirements of the HFCAA, are uncertain. Such uncertainty could cause the market price of our Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the U.S. national securities exchange earlier than would be required by the HFCAA. If it were determined that the PCAOB is unable to inspect or investigate our auditor completely, the trading in our Shares would be prohibited, and as a result, Nasdaq might determine to delist our Shares. If our Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Shares.

Corporate Information

Our principal executive offices are located at Unit F, 12/F, Kaiser Estate, Phase 1, 41 Man Yue Street, Hunghom, Kowloon, Hong Kong, and our phone number is +852-3107-4887. We maintain a corporate website at: www.ctrl-media.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should carefully consider the risk described under “Risk Factors” under the heading “Item 3. Key Information — D. Risk Factors” in the 2025 Annual Report on file with the SEC, as supplemented by the subsequent registration statement on Form F-1 that we have filed with the SEC on March 12, 2026, as amended (File No. 333-294243), as well as the risk factors described below, which augment the risk factors set forth in our 2025 Annual Report and Form F-1, together with any other information appearing or incorporated by reference in this prospectus and in any accompanying prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which our management is unaware or deems immaterial. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks. The trading price of our Class A Ordinary Shares could decline due to any of these risks, and you may lose all or part of your investment.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may, from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $100,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARES

General

We are authorized to issue, among others, an unlimited number of Ordinary Shares with no par value each. As of the date of this prospectus, there were 10,100,023 Ordinary Shares issued and outstanding, consisting of 9,623,356 Class A Ordinary Shares and 476,667 Class B Ordinary Shares.

Ordinary Shares

General

All of our issued shares are fully paid and are issued in registered form. There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Under the BCA, the Ordinary Shares are deemed to be issued when the name of the shareholder is entered in our register of members. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the Company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the BVI courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the Company to pay all costs of the application and any damages the applicant may have sustained.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors (if any), subject to the BCA and our Memorandum and Articles of Association.

Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with our Memorandum and Articles of Association. At each meeting of shareholders, each Class A Ordinary Share shall entitle the holder thereof to one (1) vote per share on all matters subject to vote at the meetings of shareholders of the Company or on any resolution of members and each Class B Ordinary Share shall entitle the holder thereof to five (5) votes per share on all matters subject to vote at the meetings of shareholders of the Company or on any resolution of members.

Liquidation

As permitted by the BCA and our Memorandum and Articles of Association, we may be voluntarily liquidated under Part XII of the BCA by resolution of directors or resolution of shareholders if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities. We may also be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, Revised Edition 2020, as amended from time to time.

Subject to the provisions of our Memorandum and Articles of Association, if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the number of shares held by them.

General Meetings of Shareholders

Under our Memorandum and Articles of Association, a copy of the notice of any meeting of shareholders shall be given not less than 7 clear calendar days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date the notice is given. Our board of directors shall call a meeting of shareholders upon the written request of shareholders entitled to exercise 30% or more of our outstanding voting rights. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the total voting rights on all matters to be considered at the meeting have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50% of the votes of the shares entitled to vote on the resolutions of members to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the time appointed for the meeting, the meeting shall be dissolved if it was convened upon the requisition of shareholders. In any other case, the meeting shall be adjourned to the next business day, and if at the adjourned meeting shareholders representing not less than one-third of the votes of the shares or each class or series of shares entitled to vote on the matters to be considered at the meeting are present within one hour from the time appointed for the adjourned meeting, a quorum will be present. If not, the adjourned meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chairman of our board of directors shall be the chairman presiding at any meeting of the shareholders. If the chairman of our board is not present then the shareholders present shall choose a shareholder to act to chair the meeting of the shareholders. If the shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in present of by proxy shall preside as chairman, failing which the oldest individual member or member representative shall take the chair.

A corporation that is a shareholder shall be deemed for the purpose of our Memorandum and Articles of Association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Inspection of Books and Records

Under the BCA, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register.

A member of the Company is also entitled, upon giving written notice to us, to inspect (i) our Memorandum and Articles of Association, (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, subject to our Memorandum and Articles of Association, our directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document specified in (ii) to (iv) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Summary of Certain Significant Provisions of the BCA

The BCA differs from laws applicable to US corporations and their shareholders. Set forth below is a summary of certain significant provisions of the BCA applicable to us (save to the extent that such provisions have been, to the extent permitted under the BCA, negated or modified in our Memorandum and Articles of Association in accordance with the BCA).

Mergers, Consolidations and Similar Arrangements. The BCA provides for mergers as that expression is understood under US corporate law. Common law mergers are also permitted outside of the scope of the BCA. Under the BCA, two or more companies may either merge into one of such existing companies, or the surviving company, or consolidate with both existing companies ceasing to exist and forming a new company, or the consolidated company. The procedure for a merger or consolidation between our Company and another company (which need not be a BVI company) is set out in the BCA. The directors of the BVI company or BVI companies which are to merge or consolidate must approve a written plan of merger or consolidation which must also be authorized by a resolution of shareholders (and the outstanding shares of every class of shares that are entitled to vote on the merger or consolidation as a class if the memorandum or articles of association so provide or if the plan of merger or consolidation contains any provisions that, if contained in a proposed amendment to the memorandum or articles, would entitle the class to vote on the proposed amendment as a class) of the shareholders of the BVI company or BVI companies which are to merge. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BCA to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The BVI company must then execute articles of merger or consolidation, containing certain prescribed details. The plan and articles of merger or consolidation are then filed with the Registrar of Corporate Affairs in the BVI, or the Registrar. If the surviving company or the consolidated company is to be incorporated under the laws of a jurisdiction outside BVI, it shall file the additional instruments required under Section 174(2)(b) of the BCA. The Registrar then (if he or she is satisfied that the requirements of the BCA have been complied with) registers, the articles of merger or consolidation and, in the case of a merger, any amendment to the memorandum and articles of association of the surviving company and, in the case of a consolidation, the memorandum and articles of association of the new consolidated company and issues a certificate of merger or consolidation (which is conclusive evidence of compliance with all requirements of the BCA in respect of the merger or consolidation). The merger or consolidation is effective on the date that the articles of merger or consolidation are registered by the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation but if the surviving company or the consolidated company is a company incorporated under the laws of a jurisdiction outside the BVI, the merger or consolidation is effective as provided by the laws of that other jurisdiction.

As soon as a merger or consolidation becomes effective (inter alia), (a) the surviving company or consolidated company (so far as is consistent with its amended memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its amended memorandum and articles of association are contained in the articles of merger; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any shareholder, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger or consolidation by or against a constituent company, or against any shareholder, director, officer or agent thereof, are abated or discontinued by the merger or consolidation, but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the shareholder, director, officer or agent thereof, as the case may be or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company but if the surviving company or the consolidated company is incorporated under the laws of a jurisdiction outside the BVI, the effect of the merger or consolidation is the same as noted foregoing except in so far as the laws of the other jurisdiction otherwise provide.

The Registrar shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation (save that this shall not apply to a foreign company).

If the directors determine it to be in the best interests of us, it is also possible for a merger to be approved as a court approved plan of arrangement or as a scheme of arrangement in accordance with (in each such case) the BCA. The convening of any necessary shareholders meetings and subsequently the arrangement must be authorized by the BVI court. A scheme of arrangement requires the approval of a majority in number representing 75% in value of the creditors or class of creditors or members or class of members, as the case may be present and voting either in person or by proxy at the meeting. If the effect of the scheme is different in relation to different shareholders, it may be necessary for them to vote separately in relation to the scheme, with it being required to secure the requisite approval level of each separate voting group. Under a plan of arrangement, a BVI court may determine what shareholder approvals are required and the manner of obtaining the approval.

Continuation into a Jurisdiction Outside the BVI. In accordance with, and subject to, our Memorandum and Articles of Association, the Company may by resolution of Shareholders or by a resolution of the directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the BVI in the manner provided under those laws. The company does not cease to be a BVI business company unless the foreign law permits continuation and the BVI company has complied with the requirements of that foreign law. Where a company is continued under the laws of a jurisdiction outside the BVI, (a) the company continues to be liable for all of its claims, debts, liabilities and obligations that existed prior to its continuation, (b) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against the Company or against any shareholder, director, officer or agent thereof, is released or impaired by its continuation as a company under the laws of the jurisdiction outside the BVI, (c) no proceedings, whether civil or criminal, pending by or against the company, or against any shareholder, director, officer or agent thereof, are abated or discontinued by its continuation as a company under the laws of the jurisdiction outside the BVI, but the proceedings may be enforced, prosecuted, settled or compromised by or against the company or against the shareholder, director, officer or agent thereof, as the case may be; and (d) service of process may continue to be effected on the registered agent of the company in the BVI in respect of any claim, debt, liability or obligation of the Company during its existence as a company under the BCA.

Directors. In accordance with, and subject to, our Memorandum and Articles of Association (including, for the avoidance of any doubt, any rights or restrictions attaching to any Ordinary Shares), (a) the directors are elected by resolution of shareholders or by resolution of directors for such term as the shareholders or directors determine; (b) each director holds office until his disqualification, death, resignation or removal; (c) a director may be removed from office by resolution of directors or resolution of shareholders; (d) a director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice and a director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the BCA; and (e) a director is not required to hold Ordinary Shares as a qualification to office.

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other forms of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our Class A Ordinary Shares or Class B Ordinary Shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for Class A Ordinary Shares or Class B Ordinary Shares will not have any rights of holders of Class A Ordinary Shares or Class B Ordinary Shares, and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or Class B Ordinary Shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for Class A Ordinary Shares or Class B Ordinary Shares will not have any rights of holders of Class A Ordinary Shares or Class B Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or Class B Ordinary Shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus, is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Shares,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best-efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement, and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2025 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$13,810
FINRA fees	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and postage expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2025 Annual Report, in our reports of foreign issuer on Form 6-K filed or furnished under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or an applicable prospectus supplement, no reportable material changes have occurred since March 31, 2026.

LEGAL MATTERS

We are being represented by Charles Wilson LLP with respect to certain legal matters as to United States federal securities law and New York State law, as well as certain legal matters as to Hong Kong law. The validity of the securities offered in this offering and certain other legal matters as to British Virgin Islands law will be passed upon for us by Harneys, our legal counsel as to British Virgin Islands law. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Kreit & Chiu CPA LLP (formerly Paris Kreit & Chiu CPA LLP), independent registered public accountants, upon the authority of said firms as experts in accounting and auditing.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

●	our 2025 Annual Report filed with the SEC on July 22, 2026;

●	our reports of foreign private issuer on Form 6-K filed with the SEC on July 23, 2026, August 7, 2026, August 10, 2026 and August 11, 2026;

●	the description of the Class A Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act, on January 21, 2025, and all other amendments and reports filed for the purpose of updating such description.

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended March 31, 2026 filed with the SEC on July 22, 2026 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

TJGC Group Limited

Unit F, 12/F

Kaiser Estate

Phase 1

41 Man Yue Street

Hunghom, Kowloon, Hong Kong

+852 9565 6373

Attention: Ms. Bin Guo
Email: Gbin0071432@163.com

You also may access the incorporated reports and other documents referenced above on our website at www.ctrl-media.com . The information contained on, or that can be accessed through, our website is not part of this prospectus.

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information electronically filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI as a BVI business company with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, all of our directors and officers are Chinese citizens or permanent residents of Hong Kong, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Harneys, our counsel to the laws of the BVI, and Charles Wilson LLP, our counsel to Hong Kong law, have advised us that there is uncertainty as to whether the courts of the BVI or of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the BVI or Hong Kong against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

We have been advised by Harneys that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically enforceable in the BVI. We have also been advised by Harneys that the courts of the BVI would treat a final and conclusive monetary judgment for a definitive sum obtained against us in the U.S. federal or state courts as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary provided that (a) such U.S. federal or state courts had jurisdiction in the matter and we either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process, (b) the judgment given by such U.S. federal or state courts was not in respect of penalties, fines, taxes or similar fiscal or revenue obligations, (c) in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of such U.S. federal or state courts, (d) recognition or enforcement in the BVI would not be contrary to public policy, and (e) the proceedings pursuant to which judgment was obtained were not contrary to the principles of natural justice.

Foreign judgments of United States courts will not be directly enforceable in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law rules of Hong Kong permit an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to: (1) that the foreign judgment is a final judgment conclusive upon the merits of the claim; (2) the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties, or similar charges; (3) the proceedings in which the judgment was obtained were not contrary to natural justice; and (4) the enforcement of the judgment is not contrary to public policy of Hong Kong. Further, such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules that are applied by the Hong Kong courts. The defenses that are available to a defendant in such common law action brought on the basis of a foreign judgment include but not limited to (1) lack of jurisdiction; (2) breach of natural justice; (3) foreign judgment obtained by fraud; (4) enforcement of foreign judgment would be contrary to public policy of Hong Kong; and (5) the foreign judgment is not final and conclusive. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, subject to the conditions with regard to enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States could be enforceable in Hong Kong.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

Item 9. Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Memorandum and Articles of Association (incorporated herein by reference to Exhibit 3.1 to the Form 6-K filed with the Securities and Exchange Commission on August 11, 2026)
4.1	Specimen Certificate for Class A Ordinary Shares (incorporated by reference to Exhibit 4.1 to the Form F-1/A Registration Statement filed by the registrant on November 4, 2024 (registration no. 333-277979)
4.2*	Form of Debt Security
4.3*	Form of Warrant Agreement and Warrant Certificate
4.4*	Form of Unit Agreement and Unit Certificate
4.5**	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
4.6**	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
5.1**	Opinion of Harney Westwood & Riegels regarding the validity of the Class A Ordinary Shares
21.1**	List of Subsidiaries
23.1**	Consent of Kreit & Chiu CPA LLP
23.2**	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
24.1**	Power of attorney (included on the signature page hereof)
25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture
25.2***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture
107**	Filing Fee Table

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	Filed herewith.

***	To be filed, if necessary, on electronic Form 305b2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939

Item 10 Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on September 02, 2026.

TJGC GROUP LIMITED

By:	/s/ Bin Guo
	Name:	Bin Guo
	Title:	Chief Executive Officer and Director

Power of Attorney

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bin Guo	Chief Executive Officer and Director	September 02, 2026
Name: Bin Guo

/s/ Juan Yang	Chief Financial Officer and Director	September 02, 2026
Name: Juan Yang

/s/ Yi Wu	Independent Director	September 02, 2026
Name: Yi Wu

/s/ Ke Tian	Independent Director	September 02, 2026
Name: Ke Tian

/s/ Junteng Lin	Independent Director	September 02, 2026
Name: Junteng Lin

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of TJGC Group Limited, has signed this registration statement thereto in New York, NY on September 02, 2026.

Cogency Global Inc.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Sr. Vice President on behalf of Cogency Global Inc.

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